EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

December 8, 1998

Board of Directors
Dr. Abravanel's Formulas, Inc.
124 South Hudson Avenue
Los Angeles, CA 90004

We consent to the use in this Registration Statement of Dr. Abravanel's Formulas, Inc. on Form SB-10 of our report dated August 31, 1998.


/s/ BALMER AND NELSON
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    Balmer and Nelson

Fairfield, Iowa